UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2010

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Hines Real Estate Investment Trust, Inc. ("Hines REIT") is filing this Current Report on Form 8-K to update its historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 31, 2010, for discontinued operations that have resulted from dispositions of real estate assets during the period from January 1, 2010 through June 30, 2010 in accordance with Generally Accepted Accounting Principles. This Current Report on Form 8-K updates the information in Items 6, 7 and 8 of our Form 10-K for the year ended December 31, 2009 to reflect those properties as discontinued operations for comparison purposes.

The information contained in this Current Report on Form 8-K is presented as of December 31, 2009, and other than as indicated above, has not been updated to reflect developments subsequent to that date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits -

99.1 Recast Financial Statements of Hines Real Estate Investment Trust, Inc. as of and for the each of the three years in the period ended December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

June 30, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Recast Financial Statements of Hines Real Estate Investment Trust, Inc. as of and for the each of the three years in the period ended December 31, 2009